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                                                                Exhibit 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of General Cigar Holdings Inc. of our report dated January 28, 1997, relating to the combined financial statements of General Cigar Holdings, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

New York, New York
April 16, 1997